As filed with the Securities and Exchange Commission on May 16, 2017

Registration Statement No. 333-217810

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SUTHERLAND ASSET MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	90-0729143
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o Sutherland Asset Management Corporation
1140 Avenue of the Americas, 7th Floor
New York, NY 10036
(212) 257-4600

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Thomas Capasse
Chief Executive Officer
Sutherland Asset Management Corporation
1140 Avenue of the Americas, 7th Floor
New York, NY 10036
(212) 257-4600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of the Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No.1 to the Registration Statement on Form S-3 filed by Sutherland Asset Management Corporation on May 9, 2017 is solely to include the final paragraph on the facing page relating to delaying amendments.  Accordingly, this Amendment consists only of the facing page and this explanatory note. The prospectus and Part II of the Registration Statement are unchanged and have been omitted.

i

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 16, 2017.

Sutherland Asset Management Corporation

By:	/S/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	*	Chief Executive Officer, Chairman of the Board of Directors	May 16, 2017
Thomas E. Capasse

By:	/s/ Frederick C. Herbst	Chief Financial Officer (Principal Accounting and Financial Officer)	May 16, 2017
Frederick C. Herbst

By:	*	Chief Investment Officer	May 16, 2017
Thomas Buttacavoli

By:	*	Director	May 16, 2017
Jack J. Ross

By:	*	Director	May 16, 2017
Frank P. Filipps

By:	*	Director	May 16, 2017
J. Mitchell Reese

By:	*	Director	May 16, 2017
David L. Holman

By:	*	Director	May 16, 2017
Todd M. Sinai

* By:	/s/ Frederick C. Herbst
Frederick C. Herbst
Attorney-in-fact

1